Exhibit 10.63

Contract for Sales of Industrial and Mineral Products

Date : January 1st, 2010	Contract No.:XPJT10010101

Signed at: Anyang Xinpu Steel Co., Ltd.

Seller: Henan Shuncheng Group Coal Coke Co., Ltd.

Buyer: Anyang Xinpu Steel Co., Ltd.

This contract is entered into between the Seller and the Buyer on the basis of both parties’ full consultation pursuant to the Contract Law of the People's Republic of China.

1.	Commodity and Specification, Quantity and Amount

Commodity	Unit	Quantity	Unit Price (yuan)	Amount (yuan)	Remark
Coke, Secondary metallurgical coke	Ton	10000 tons/month	1820	18,200,000	Settled by the actual supply
Total	Eighteen million and two hundred thousand

2.
Quality Standards: Inherent Carbon ≥85%, Ash Content≤13%, Vdaf≤1.8%, Sulfur≤0.65%, Moisture retention 8%, 1% of the losses occurred in transit is borne by the seller, particle size 3-8cm, crushing strength M25≥88%, scurf resistance M10≤8%.

3.	Methods for inspection and acceptance: laboratory test to be made by the Buyer, inspection weight to be weighed by the Buyer.

4.	Penalty standards:

1.	If inherent Carbon is lower than 85%, a penalty of each 0.1 will be 2 yuan per ton.

2.	If sulfur is higher than 0.65%, a penalty of each 0.01 will be 2 yuan per ton.

3.	If moisture retention is higher than 8%, all the amounts of the excess part are borne by the seller.

4.	If crushing strength M25 is lower than 88%, a penalty of each 1% will be 5 yuan per ton.

5.	If coke breeze content is higher than 4%, the amounts of the excess part are borne by the seller.

The above penalties will be accumulated.

5.	Means of transportation: Truck, to be picked up by the Buyer.

6.	Delivery date: From January 1st, 2010 to February 28th , 2010

7.	Payment for goods: settled against one invoice, issuing VAT invoices (tax rate: 17%). Paid in the form of bank acceptance, remit or trade acceptance.

8.	Economic responsibility: abiding by the terms of the Contract Law.

9.	Dispute Resolution: any disputes shall be settled through the consultation. If the consultation is unsuccessful, the disputes shall be settled through the lawsuit procedure.

10.	Other matters:

1.	The Seller shall be liable fro any economic losses to the Buyer caused by the seller’s unqualified products.

2. The Seller shall perform the contract according to the qualitative and quantitative norms laid down in the contract. Any special circumstances occurred, the Seller shall notice the Buyer 3 days prior to such occurrence, and the acceptance of the Buyer is needed.

3. The price fluctuates in response to market conditions, and shall be determined through both parties’ consultation.

4. Full VAT invoice shall be issued prior to the 28th of the current month.

5.	Once the case that the Seller adulterates coal and sells inferior coal as quality coal is verified to be true, it will be seriously dealt with.

6.
Once the contract is entered, it shall be binding on both parties. In the course of implementation of the contract, it shall not be arbitrarily modified or terminated by both parities. Anything not covered in this Contract will be discussed by both parties. If a supplement agreement is needed to be concluded, such supplement agreement and this contract are equally valid.

11. This contract has two copies, each of the party hold one. The expiry date of this contract is February 28th, 2010.

Buyer (seal): [illegible]	Anyang Xinpu Steel Co., Ltd.	Seller (Seal): [company seal and stamp]	Henan Shuncheng Group Coal Coke Co., Ltd.
Responsible person:		Responsible person:
Representative person:	Lv Donglin	Representative person:
Address:	Beimeng Industrial Park	Address:
TEL:	0372-2251255	TEL:	0372-5608958
Fax:	0372-2251296	Fax:
Tax ID Number:	[410504775147913]	Tax ID Number:
Bank of deposit:	Anyang Sub-branch of Guangdong Development Bank	Bank of deposit:	Zhongzhou Sub-branch of PCBC
Account number:		Account number:
Post code:	455000	Post code:

Price Adjustment Agreement

Seller: Henan Shuncheng Group Coal Coke Co., Ltd.

Buyer: Anyang Xinpu Steel Co., Ltd.

Due to the accidents occurred in the coalmine in Shanxi, refined coal is in short supply in the market. As a result, the coke cost of our company is increased largely for the reason that mineral bureaus raised the prices of refined coal. Price Commission of our company has decided to:

1.	The price of the coal supplied to your company is raised by 70 yuan per ton since April 23rd, 2010. The new base price after adjustment is 1850 yuan per ton with tax included.

2.	The after price will be adjusted in response to the market conditions.

Seller: Henan Shuncheng Group Coal Coke Co., Ltd.

                           (seal) [company seal and stamp]

Buyer: Anyang Xinpu Steel Co., Ltd.

                           (seal) [company seal and stamp]

Date: April 23rd, 2010